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Exhibit 10.12

         AGREEMENT AND AMENDMENT TO SENIOR SUBORDINATED PROMISSORY NOTE

         Reference is made to the Amended and Restated Senior Subordinated Promissory Note (the "Note") originally issued by IC Global Services, Inc., now known as INT'L.com, Inc.("INTL"), to Bernard Gateau ("Gateau") on April 9, 1999, for the original principal amount of $3,250,000. INTL is a wholly-owned subsidiary of Lionbridge Technologies, Inc. ("Lionbridge"). The remaining principal amount due under the Note is $2,250,000.

         For good and valuable consideration, the sufficiency of which is hereby acknowledged, INTL, Gateau, and Lionbridge agree to the following amendment of the terms of the Note:

         1.   The interest rate and payment of interest under Section 1 of the
              Note is amended as follows:

         "Effective as of July 1, 2002, (a) interest shall accrue at the rate of ten percent (10%) per annum on the unpaid principal amount of this Note outstanding from time to time from and including July 1, 2002 until April 1, 2003, and (b) accrued interest shall be paid quarterly, with the first payment due October 1, 2002 and the remaining interest payments due on January 2, 2003 and April 1, 2003. Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is payable shall bear interest at the same rate at which interest in then accruing on the principal amount of this Note."

         2. The scheduled payment date under Section 2(a) of the Note is amended as follows:

         "In lieu of payment of the principal amount of the Note on the Maturity Date, the parties agree that the remaining principal balance of $2,250,000 due under the terms of the Note as of July 1, 2002, shall be paid by INTL to the holder of the Note as follows:

                                $250,000 on October 1, 2002
                               $1,000,000 on January 2, 2003
                                $1,000,000 on April 1, 2003"

         3. The parties agree that upon the closing of any Change of Control (as such term is defined herein) of Lionbridge Technologies, Inc. ("Lionbridge"), all principal and accrued interest due under the Note shall be immediately due and payable.

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              A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
              Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") as of the date of this Agreement; provided that, without limitation a "Change in Control" shall be deemed to occur (a) when any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an employee benefit plan established or maintained by Lionbridge or any of its respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of Lionbridge representing fifty percent (50%) or more of the combined voting power of Lionbridge's then outstanding securities; (b) upon the first purchase of Lionbridge's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by Lionbridge or an employee benefit plan established or maintained by Lionbridge or any of its affiliates); (c) upon (i) the consummation of a merger or consolidation of Lionbridge with or into another corporation (other than a merger or consolidation in which Lionbridge is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in Lionbridge's then outstanding shares of common stock),
              (ii) the approval by the Company's stockholders of a sale or disposition of all or substantially all of Lionbridge's assets, or (iii) the approval by the Company's stockholders of a plan of liquidation or dissolution of Lionbridge.

         4. Lionbridge consents to the terms of this Agreement and Amendment to Senior Subordinated Promissory Note.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or duly authorized representatives as of the 13th day of September, 2002.

                               INT'L.com, Inc.


                               By: /s/ Stephen J. Lifshatz
                                    Stephen J. Lifshatz, Vice President

                               LIONBRIDGE TECHNOLOGIES, INC.


                               By: /s/ Stephen J. Lifshatz
                                    Stephen J. Lifshatz, Senior Vice President

                                   /s/ Bernard Gateau
                                    Bernard Gateau